Exhibit 99.1

Tesla Q2 2021 Vehicle Production & Deliveries

In the second quarter, we produced and delivered over 200,000 vehicles.  Our teams have done an outstanding job navigating through global supply chain and logistics challenges.

	Production	Deliveries	Subject to operating lease accounting
Model S/X	2,340	1,890	18%
Model 3/Y	204,081	199,360	7%
Total	206,421	201,250	7%

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Our net income and cash flow results will be announced along with the rest of our financial performance when we announce Q2 earnings. Our delivery count should be viewed as slightly conservative, as we only count a car as delivered if it is transferred to the customer and all paperwork is correct. Final numbers could vary by up to 0.5% or more. Tesla vehicle deliveries represent only one measure of the company’s financial performance and should not be relied on as an indicator of quarterly financial results, which depend on a variety of factors, including the cost of sales, foreign exchange movements and mix of directly leased vehicles.

Investor Relations Contact:

ir@tesla.com